Confidential Information omitted where indicated by "[*]" and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.


EXHIBIT 10.17

This Agreement, dated as of October 1, 2001 (the "Effective Date"), is made by and between i3 Mobile, Inc., a Delaware corporation with a principal place of business at 181 Harbor Drive, Stamford, CT 06902 ("i3 Mobile") and iNetNow, Inc., a Delaware corporation with a principal place of business at 4322 Wilshire Boulevard, Second Floor, Los Angeles, CA 90010 ("iNetNow").


                                    Recitals

A. i3 Mobile provides premium information services to mobile phones including live operator support and a Mobile Concierge Service.

B. iNetNow (i) operates a service that provides users with toll-free telephone access to professional Web surfers who access information sought by such users from the Internet on a real-time basis. The Service is provided to users who subscribe to an iNetNow branded service ("Direct Subscribers") and to users who subscribe to co-branded and/or independently private-branded services ("Indirect Subscribers").

C. i3 Mobile wishes to provide a private-branded version of certain aspects of the iNetNow Service to its customers so that iNetNow may operate and provide certain aspects of the i3 Mobile Service to i3 Mobile customers.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, i3 Mobile and iNetNow hereby agree as follows:

                                      Terms

1.       i3 Mobile Service.

         1.1 Services. The i3 Mobile Service shall include those products and services offered by iNetNow that are specifically set forth on Exhibit 1.1a and
Exhibit 1.1b attached hereto ("i3 Mobile Service").

         1.2 Development and Operation. iNetNow shall develop and operate, at its own expense, the i3 Mobile Service in compliance with all applicable laws and regulations. iNetNow shall be responsible for all aspects of the delivery of the i3 Mobile Service, including, without limitation, staffing and training. In addition, iNetNow shall be responsible for any and all costs associated with providing the i3 Mobile Service, including, but not limited to, the cost of obtaining and maintaining all technology, hardware, software, products and services required for the operation of the i3 Mobile Service. Notwithstanding anything contained in this Agreement to the contrary, iNetNow hereby assumes any and all liabilities that may arise from its development and operation of the i3 Mobile Service and agrees that i3 Mobile shall have no responsibility or liability for the development and operation of the i3 Mobile Service.

         1.3 Branding. The i3 Mobile Service shall have i3 Mobile branding provided at iNetNow's expense through an audio recording or a statement by an iNetNow human operator that is delivered to users (i) when users' calls are first received, and (ii) when users have completed their calls. The branding language to be delivered by iNetNow is set forth in Exhibit 1.3. The text of such Overview is subject to i3 Mobile's prior written approval and shall, at a minimum, unless otherwise requested by i3 Mobile (a) inform the user that the user has a Myi3 Mobile account; (b) explain the Myi3 Mobile service; and (c) list the benefits of configuring the user's Myi3 Mobile page., (d) modify a user's i3 Mobile profile as needed. i3 Mobile may require iNetNow to change the Overview at any time in its sole discretion. iNetNow shall take reasonable steps (including, but not limited to, training the professional web surfers at iNetNow's expense) to ensure that iNetNow's professional Web surfers do not materially deviate from the Overview text approved by i3 Mobile. There shall be no third party or iNetNow branding included in the provision of the i3 Mobile Service without i3 Mobile's prior written approval which approval may be withheld in i3 Mobile's sole discretion.

         1.4 User Access to the i3 Mobile Service. i3 Mobile shall be responsible for securing, at no cost to iNetNow, a toll-free telephone number or numbers (the "Toll-free Number(s)") for the purpose of providing access to the i3 Mobile Service. i3 Mobile shall be responsible for paying for and maintaining the Toll-free Number(s) during the Term. Except as set forth herein, iNetNow shall have no rights to the Toll-free Number(s), and iNetNow's sole rights to use the Toll-free Number(s) are in connection with the i3 Mobile Service. i3 Mobile shall have all ownership rights to the Toll-free Number(s), provided however that iNetNow shall have the obligation to operate such Toll-free Number(s) during the Term of this Agreement in order to provide the i3 Mobile Service. i3 Mobile shall be responsible for all fees associated with operation of the Toll-free Number(s), including, without limitation, set up fees, implementation fees and long distance charges. It is expressly understood that upon termination or expiration of the

Agreement, all of iNetNow's rights to use the Toll-free Number(s) shall terminate, and iNetNow shall execute any and all documents to transfer control of the Toll-free Number(s) to i3 Mobile. i3 Mobile shall pay any transfer fees that may be charged by any telecommunications provider for such transfer of the Toll-free Number(s). These 800 numbers will be routed to local numbers by i3 Mobile. iNetNow will provide the dedicated local numbers used to identify i3 Mobile callers separately from other callers.

         1.5 Registration. Users will register for the i3 Mobile Service (i) by directly accessing and using the Registration Pages provided by i3 Mobile at a URL to be designated by i3 Mobile; or (ii) by calling a Toll-free Number provided by i3 Mobile and speaking with an i3 Mobile representative who will facilitate user registrations. Any and all information to be provided or gathered from users of the i3 Mobile Services shall be owned exclusively by i3 Mobile. iNetNow shall have the right to use information collected or otherwise known about the users of the i3 Mobile Services solely in connection with fulfilling its obligations hereunder and for no other purpose whatsoever. User information shall be deemed Confidential Information for purposes of Section 11 of this Agreement.

         1.6 Purchase of Calls, Provisioning for Calls and Payment of Fees for the i3 Mobile Service. i3 Mobile shall purchase Mobile Concierge Services and "fail over call" services from iNetNow, by written Purchase Order delivered to iNetNow on the first business day of the calendar month prior to the month in which iNetNow shall be prepared to respond to such calls. iNetNow shall provision its resources to allow it to answer that number of calls for and on behalf of i3 Mobile during such applicable months.. iNetNow shall charge i3 Mobile, and i3 Mobile shall pay to iNetNow, the fees set forth at Exhibit 1.6a attached hereto. Notwithstanding anything contained herein to the contrary, i3 Mobile may, at any time and in its sole discretion, apply the principal and interest of any outstanding indebtedness then due and owing from iNetNow to i3 Mobile against any obligations arising hereunder.

2. Performance Standards, Service Availability and Customer Support. At a minimum, iNetNow shall operate the i3 Mobile Service in a manner consistent with the then-current quality and/or performance standards applied by iNetNow to the Service which shall be no less than a commercially reasonable standard of service. Notwithstanding anything to the contrary set forth herein, iNetNow agrees to use its commercial best efforts to ensure that the i3 Mobile Service is Available (as hereinafter defined) 24 hours per day, 7 days per week., iNetNow will maintain a service level of 90% incoming calls answered within 10 seconds, and no greater than 2% abandoned calls within any daily period. Reports of service levels, by month, by day, by hour, by shift detailing the number of incoming calls, the average handle time per call, and the type of call breakout will be provided to i3 Mobile. These reports will be delivered on a weekly basis, but can be requested daily upon exception. i3 Mobile may, at its discretion, make available to iNetNow the results of related "research," "focus groups" or any other related research pertaining to the i3 Mobile Service offering for the purpose of improving the service. i3 Mobile and iNetNow agree to review and adjust the call volume forecast on a monthly basis in an effort to handle hiring and training of iNetNow resources in the most cost effective manner.

3. Launch Date. iNetNow shall be ready to support the i3 Mobile Service by the Effective Date.

4. Law Enforcement. iNetNow agrees that it will cooperate with i3 Mobile in connection with all law enforcement issues related to the i3 Mobile Concierge Service.

5. Audit Rights. iNetNow shall maintain complete and accurate records with respect to the calculation of all payments due under this Agreement. i3 Mobile shall have the right, at its expense, to audit iNetNow's call records regarding i3 Mobile customers for the purpose of verifying and tracking payment amounts. Any audits made pursuant to this Section 5 shall be made not more than twice per year, on not less then ten (10) days' written notice, during regular business hours, by auditors chosen by i3 Mobile, including i3 Mobile employees. If the auditor's figures reflect any overpayment by i3 Mobile under this Agreement, then iNetNow shall pay the amount owed forthwith. If the auditors' figures reflect an overpayment by i3 Mobile in excess of ten (10%) percent then iNetNow shall pay the amount owed forthwith and reimburse i3 Mobile the reasonable charges of the auditors.

6. Term. The term ("Term") of this Agreement shall commence on the Effective Date and terminate on July 31, 2002 unless terminated sooner in accordance with the terms of this Agreement. The Term shall thereafter rollover for successive periods of one year until terminated by either party within a cancellation period that begins 150 days prior to the end of any term and ends on the 120th day prior to the end of such term. Notwithstanding the foregoing, i3 Mobile may terminate this Agreement at any time upon 120-day written notice of termination to iNetNow.

7. Marks. i3 Mobile hereby grants to iNetNow a non-exclusive, non-transferable license to use, reproduce and display i3 Mobile's trademarks, service marks, logos and the like solely for the purposes specified in this Agreement and in accordance with i3 Mobile's established trademark usage policies and procedures. iNetNow hereby grants i3 Mobile a non-exclusive, non-transferable license to use, reproduce and display iNetNow's trademarks, service marks, logos and the like solely for the purposes specified in this Agreement and in accordance with iNetNow's established trademark usage policies and procedures. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's or immediately cease using such requesting party's marks. In connection with the licenses granted hereunder, each party shall have the unilateral right to establish such quality standards and additional terms and conditions concerning the use of its trademarks as such party deems necessary to reasonably protect its trademarks. Such licenses shall terminate automatically upon the effective date of expiration or termination of this Agreement. Use of either company's name in any advertising, promotion, or press, must be mutually agreed to in writing by both parties in advance.

8.       Representations and Warranties.

         8.1 Corporate Power. Each party hereby represents and warrants that such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         8.2 Due Authorization. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         8.3 Binding Agreement. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and enforceable with its terms, and that the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         8.4 Service. iNetNow represents and warrants that its professional Web surfers and other employees, representatives, independent contractors and agents
(i) will provide the i3 Mobile Service in a professional and workmanlike manner; and (ii) will not disparage or otherwise damage the name or reputation of i3 Mobile in their operation of the i3 Mobile Service.

         8.5 iNetNow represents and warrants that (i) the i3 Mobile Service will not violate or infringe upon the patent, copyright or other proprietary right of any third party; and (ii) iNetNow is the owner or is otherwise licensed to use any and all content delivered to users in connection with providing the i3 Mobile Service. In addition to all other rights available to i3 Mobile hereunder, iNetNow shall defend or settle at its own expense any and all suits, actions, proceedings or claims against i3 Mobile, charging that any part of the i3 Mobile Service or any the use of any part of the i3 Mobile Service infringes any patent, copyright, trade secret, trademark or other proprietary right of any third party or entity. iNetNow shall pay i3 Mobile's actual costs, including reasonable attorneys fees and all damages awarded in any such suit

         The representations and warranties and covenants in this Section 8 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

9. Limitation of Warranty. EXCEPT AS EXPRESSLY WARRANTED IN SECTION 8 ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE.

10.      Insurance.
         ---------

         10.1 Coverage. For the length of the Term, iNetNow agrees to maintain valid and collectible insurance coverage of the following types with reputable insurance companies with limits not less than $1,000,000 per occurrence/$2,000,000 aggregate including: (a) commercial general liability; and
(b) "premises & operations" insurance. iNetNow shall provide i3 Mobile a Certificate of Insurance as evidence of the foregoing and said Certificate shall
(1) include i3 Mobile and its successors and assigns as an additional insured, and (2) stipulate that i3 Mobile will be given thirty (30) Days Advance Written Notice of Cancellation or Non-Renewal with the words "endeavor to" or similar as contained in the Certificate stricken from the Certificate. In the event that one or more of iNetNow's coverage(s) is written on a "claims made" basis, the Certificate shall further state the "retroactive date," if any; if no retroactive date applies, the Certificate shall so state. So long as this Agreement is in force, iNetNow shall also cause a renewal Certificate to be issued not less than 30 days prior to the expiration date of each of the coverages being evidenced. In the event iNetNow's coverage is written on a "claims made" basis, iNetNow shall, following the termination or expiration of this Agreement, continue to provide iNetNow a Certificate of Insurance evidencing coverage for a period of not less than 3 years following said termination or expiration. All Certificates of Insurance shall be issued to i3 Mobile, Inc. and its subsidiaries and affiliates and their respective successors and assigns and mailed to i3 Mobile, Inc., Attn:
Facilities Manager, 181 Harbor Drive, Stamford, CT 06902, or such other address as i3 Mobile may stipulate.

10.2 Waiver of Subrogation. iNetNow waives all rights of subrogation it might have against i3 Mobile or any of its parents, subsidiaries, affiliates, officers, directors, shareholders, employees and agents for any and all claims including but not limited to claims arising out of or related to bodily injury of any nature, including death, personal or advertising injury of any nature, property damage (tangible and/or intangible, including loss of use of property that has not been not been physically damaged or destroyed), loss of revenue whether direct, indirect, contingent or otherwise, or denial of service suffered by iNetNow or any person or entity claiming by or through iNetNow whether such loss or any part thereof is caused directly or indirectly by any errors, acts, or omissions by i3 Mobile or any of its parents, subsidiaries, affiliates, officers, directors, shareholders, employees and agents. Such waiver of subrogation shall include any and all claims related to an interruption, failure, or delay of the services provided by i3 Mobile no matter how caused.

11.      Confidentiality.

         11.1 Non-Disclosure Agreement. The mutual Confidentiality Agreement entered into by and between i3 Mobile and iNetNow dated May 7, 2001 shall remain in full force and effect.

12. Press Releases. This Agreement together with all exhibits shall be deemed Confidential Information and no public statements concerning the existence or terms of this Agreement shall be made or released to any medium except with the prior approval of i3 Mobile and iNetNow or as required by law.

13.      Termination.

         13.1 By Either Party. Either party may terminate this Agreement if (a) the other party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business; (e) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; or (f) by mutual consent of the parties.

         13.2 By i3 Mobile. i3 Mobile may terminate this Agreement for any or no reason upon 120 days' written notice to iNetNow.

         13.3 By iNetNow. Beginning in March, 2002, iNetNow may terminate this Agreement in the event that gross revenue for the immediately preceding three complete calendar months did not exceed a total of $250,000.00 upon 120 days' written notice to i3 Mobile, such notice to be provided in the month following the preceding three complete calendar months. Subject to the provisions of
Section 1.6, if i3 Mobile fails to pay to iNetNow any undisputed amount due iNetNow under this Agreement when such amount is due, iNetNow may terminate this Agreement ten (10) business days after i3 Mobile's receipt of iNetNow's written notice of intent to terminate for nonpayment provided that full payment of the undisputed amount is not received by iNetNow within said grace period.

14. Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

15. Relationship of Parties. iNetNow and i3 Mobile are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between iNetNow and i3 Mobile. Neither party has authority to enter into agreements of any kind on behalf of the other.

16. Assignment, Binding Effect. Neither i3 Mobile nor iNetNow may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other. Notwithstanding the foregoing, i3 Mobile may assign this Agreement to any successor of i3 Mobile.

17. Choice of Law and Forum. This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, governed by, and all questions with respect thereto shall be determined by, the laws of the State of California applicable to contracts entered into and wholly to be performed within said state. Each party hereby consents to the personal jurisdiction of the State of California, acknowledges that venue is proper in any state or

Federal court in Los Angeles, California and agrees that any action arising out of or related to this Agreement must be brought exclusively in a state or Federal court in the State of California, and waives any objection it has or may have in the future with respect to any of the foregoing.

18. Good Faith. The parties agree to act in good faith with respect to each provision of this Agreement and any dispute that may arise related hereto.

19. Counterparts and Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

20. No Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

22. Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

23. Notices. All notice required to be given under this Agreement must be given in writing and delivered either in hand; by certified mail, return receipt requested, postage pre-paid; or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

If to i3 Mobile:

             i3 Mobile, Inc.
             181 Harbor Drive, Third Floor
             Stamford CT 06902
             Attention: General Counsel

If to iNetNow:

             iNetNow, Inc.
             4322 Wilshire Boulevard, Second Floor
             Los Angeles CA 90010
             Attn: General Counsel

All notices hereunder shall be deemed to be given or made when received (or upon refusal of delivery).

24. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between i3 Mobile and iNetNow concerning this specific subject matter, and cannot be amended except by a writing signed by authorized representatives of both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein. In the event of a conflict between the terms of this agreement with any exhibit attached hereto, the terms of this agreement shall prevail.

25. LIMITATIONS OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM PERFORMANCE UNDER OR FAILURE OF PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. IN ADDITION, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DAMAGES IN EXCESS OF THE AMOUNT RECEIVED BY SUCH PARTY UNDER THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 25 SHALL NOT APPLY IN THE EVENT OF A BREACH OF SECTION 11 HEREOF OR CLAIMS ARISING UNDER SECTION 8.5 OR IN THE EVENT OF ANY DAMAGES ARISING FROM THE INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF EITHER PARTY.

26. Survival. All terms of this Agreement, which by their nature extend beyond its termination, remain in effect until fulfilled, and apply to respective successors and assigns.

[SIGNATURE PAGE TO FOLLOW]



IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date set forth above.

iNetNow, Inc.,


By: /s/ Errol M. Gerson
    ---------------------------------

Name:  Errol M. Gerson
     --------------------------------

Title: CEO
      -------------------------------




i3 Mobile, Inc.


By: /s/ John A. Lack
    ---------------------------------

Name:  John A. Lack
     --------------------------------

Title: President and CEO
    ---------------------------------

                                  EXHIBIT 1.1A

                                    SERVICES

1) i3 Mobile will offer premium subscription services targeting the mobile consumer. Part of the service, herein referred to as the "Mobile Concierge," requires a service professional to answer incoming calls and provide information or services as defined in Exhibit 1.1b. i3 Mobile desires to have iNetNow operate as a call center, on behalf of i3 Mobile, to provide the Mobile Concierge services. iNetNow will answer incoming calls and perform requested services in exchange for fees detailed in
     Exhibit 1.6a. iNetNow will also perform "Live Operator Backup" service in addition to "Mobile Concierge" service. Live Operator backup consists of answering calls that have failed to be handled by the Voice Recognition platform and have been transferred to iNetNow for live operator assistance. This service is detailed in Exhibit 1.1b.

2) Live operator backup and Mobile Concierge may be offered in the market by i3 Mobile as a single, combined product, or as separate products. Term of the deal is 1 year, beginning October 1, 2001 and is automatically renewable unless terminated in writing 120 days before the end of the term by either party. Notwithstanding, iNetNow will provide the services required herein from the effective date hereof until the end of the term. For such services provided from the effective date until October 1, 2001 iNetNow will invoice i3 Mobile at the end of each calendar month, which invoices shall be paid net seven (7) days upon receipt by i3 Mobile.

3) This agreement can be terminated by i3 Mobile, at its sole discretion, with 120 days written notice.

4) The Mobile Concierge service will be branded by i3 Mobile, and all references to the service will be made using i3 Mobile determined wording. This will included recorded announcements, live operator customer interactions, and any other reference to the i3Mobile Service.

5) i3 Mobile will pay iNetNow on a per minute basis, receiving volume discounts, according to Exhibit 1.6a. Both parties agree to work together in good faith to manage the average call length for i3 Mobile Services in a cost effective manner.

6) i3 Mobile will pay for services, in advance, for the first six months of service beginning October 1st (October 1, 2001 through March 31, 2002) based upon the call volume forecast for that month. This payment will be made two weeks prior to the beginning of the pre-paid month to accommodate hiring and training iNetNow call center resources for Mobile Concierge services, and will be based upon the call volume forecast provided by i3 Mobile on the first business day of each respective month (e.g. On September 4 (first business day) i3 Mobile shall provide a volume forecast to iNetNow for the month of October. The pre-payment for the month of October, due on or about September 16, will be based on this forecast.)Should actual call volumes exceed the monthly forecast, iNetNow will invoice i3 Mobile the excess calls. If the actual call volumes are less than the forecast, iNetNow will credit i3 Mobile (up to 10%) against the following month's service fees. All payments are due and payable to iNetNow net seven (7) days upon receipt of invoice from iNetNow for services rendered.

7) After the first six months of service, i3 Mobile will pay for actual services rendered, based upon the actual minutes incurred. Payments will be due and payable net 30days from receipt of invoice.

8) i3 Mobile and iNetNow agree to review and adjust the call volume forecast (Exhibit 1.6b) on a monthly basis, beginning October 1, 2001, in an effort to handle hiring and training of iNetNow resources in the most cost effective manner, and to effectively manage related expenses for i3 Mobile.

9) iNetNow will provide reports on a weekly basis detailing the number of incoming calls, the average handle time per call, and the type of call breakout.

10) iNetNow will provide dedicated local numbers, into their call center facility used to identify i3 Mobile callers separately from other callers. The local numbers will be used to direct the incoming 800 calls to. Incoming Live Operator Backup calls will be answered differently than Mobile Concierge calls.

11) 800 service numbers will be provided by, and paid for exclusively by i3Mobile.

12) iNetNow will maintain a service level of 90% incoming calls answered within 10 seconds, and no greater than 2% abandoned calls within any daily period. Reports of service levels, by month, by day, by hour, by shift, will be provided to i3 Mobile on a weekly basis, but can be requested daily upon exception.

13) Use of either company's name in any advertising, promotion, or press, must be mutually agreed to by both parties in advance.

14)  There is no exclusivity requested or required by either party.

15) iNetNow may, for subscribers who request a service outside the defined scope of the i3 Mobile Service, perform an additional premium service (for example, research) under the i3 Mobile brand. i3 Mobile will pay iNetNow directly for this additional service in behalf of the subscriber who may otherwise have been required to pay for a "premium" service on a one-off basis. Payment for these ancillary services shall be due and payable 30 days after receipt of the invoice from iNetNow. iNetNow will provide detailed reports (including number of calls, length of on-line and off-line research/work, types of requests, etc.) on these requests on a monthly basis to assist i3 Mobile in determining whether to include these requests as part of a formal product offering. i3Mobile will do the consumer billing for these ancillary services, if desired. i3 Mobile reserves the right to alter or discontinue permitting iNetNow to provide these additional premium services at any time. i3 Mobile will owe iNetNow for any additional premium services provided prior to any changes in the service offering.

16) All data pertaining to i3 Mobile subscribers and/or services remains the property of i3 Mobile and will be returned to i3 Mobile upon termination of agreement. Any copies of the data maintained by iNetNow for operational security will be destroyed. INetNow further agrees not to use any of the data pertaining to i3Mobile subscribers without the express permission of i3Mobile.

17) i3Mobile may, at its discretion, make available to iNetNow the results of related "research", "focus groups" or any other related research pertaining to the i3 Mobile Service offering for the purpose of improving the service.

                                  EXHIBIT 1.1B




                                  i3 MOBILE(TM)
                               PRODUCT DEFINITION
                     LIVE OPERATOR BACKUP & MOBILE CONCIERGE






                                [i3 MOBILE LOGO]

                                181 HARBOR DRIVE
                               STAMFORD, CT 06902
                     203.428.3000 (VOICE) 203.428.3073 (FAX)
                            Website: www.i3mobile.com

II.      Product / Package Detail

Users have access to content, services and applications via multiple access platforms. The product may be marketed and sold as two packages: "Gold" and "Platinum", or combined into a single, all inclusive offering.

GOLD PACKAGE

Each of the following descriptive categories and corresponding content is available via the following platforms:

o HTML: access to content on the Web, ability to provision self for timed and event-triggered alerts

o 1-way SMS: for content profiled on the Web (e.g.; horoscope delivered to user each morning at 8 am)

o    2-way SMS: on-demand content with a few keystrokes

o    WAP: menu-driven access to content and applications from Web-enabled phones

o Voice: automated flat-menu, natural speech structure (e.g.; "Give me the movie theaters in Stamford, Connecticut showing Shrek")

o Live operator backup to automated environment: operator answers questions and commands automated system doesn't recognize, to ensure user-satisfaction; fulfills ONLY those requests that automated system should recognize, but doesn't due to incorrect command sequence, request of non-supported content, inaudible request, or any other reason

Phone Mail: address book management and ability to send text messages to wireless and desktop email addresses

o Adding and access to individual (addressee name, nickname, corresponding MIN or email address) and distribution group (group name, individual addressees contents, corresponding MINs or email addresses of each addressee) entries.

o Composing text messages to an individual or distribution group entry. Users must choose from a set of predefined messages.

Phone Fun: ringtones and graphics

o Users choose from hundreds of downloadable ringtones and graphics to identify callers and personalize phones, options to send graphics as picture messages to friends.

o Ability to create ringtones and graphics using i3's own ringtone and graphics creators. Options to save user-created work and send to friends or upload to i3 for inclusion in our library.

Instant Info: sending and receiving of all content services.

o Travel: Flight arrivals, departures, next direct flight, traffic conditions and driving directions. Flight information available for all major domestic airlines. Traffic conditions and incident reports by city, state and road. Driving directions to and from any address or intersection, or any other recognizable location the user has pre-provisioned on the Web interface.

o Directory Assistance: White and yellow page listings by name and/or category, limited to city and state searches; reverse phone number look-up. Enhanced directory assistance and proximity searches considered out of scope, e.g.; "What's the closest dry cleaners to 181 Harbor Drive in Stamford, Connecticut?"

o News Center: News content limited to headlines and the first three paragraphs of the body of the user-specified story for the following news categories: AP Top US News Headlines, AP Top International News Headlines, AP Top Sports Headlines, AP Top Business Headlines, AP Top Technology Headlines, AP Top Entertainment Headlines, AP US National News, AP Business News, AP High Tech News, AP Central and South American News, AP European News, AP Asian News, AP African News, AP Middle East News, AP Science and Medical News.

o    Weather: Weather conditions and forecasts for city, state or zip code.

o Cancellations: Cancellations, delays and closings by city, state or zip code; by organization.

o Lottery: Lottery results and winning numbers by state and game name, Big Game and Powerball multi-state games, and the following games not associated with a single state: Daily Millions Red, Daily Millions White, Rolldown, Tri-State Pick 3, Tri-State Pick 4, Tri-State Hard Cash, Tri-State Win Cash, Tri-State Megabucks, Tri-West Lotto and Wild Card 2.

o Sports: News headlines and first three paragraphs of the body of the user-specified story for baseball, football, basketball, hockey, golf, soccer and tennis. In-season team news, limited to rest-of-story restrictions above, for MLB (30 teams), NFL (32 teams), NHL (30 teams), and NBA (29 teams). Final and in-progress scores for NFL, NBA, NHL, WNBA, MLS, CFL, Minor League Hockey, Minor League Baseball, college football, college basketball (men's and women's) and college hockey. Leaderboard and winners of auto racing and professional golf events. NFL and MLB player news and statistics. League leaders by statistical category for MLB, NFL, NHL and NBA. League standings by division for NFL, NBA, NHL, MLB, auto racing, professional golf, minor league hockey, CFL, MLS, WNBA, Minor League Baseball. Schedules for all aforementioned sports, leagues and corresponding teams. College rankings for football, basketball (men's and women's) and hockey. Betting odds by team name and game for NFL, NBA, NHL, MLB, NCAA football and NCAA men's basketball.

o Entertainment: Soap-opera updates by soap-opera name; joke-of-the-day. General, sports and entertainment trivia - questions and answers. Horoscopes by astrological sign, quote-of-the-day, this day in history, top 5 TV shows (ratings), top 5 singles, top 5 albums, top 5 box office leaders (movies), AP TV News (rest-of-story restrictions apply), AP Movie News (rest-of-story restrictions apply), AP Music News (rest-of-story restrictions apply).

o Finance: Stock quotes, top gainers, losers and most active stocks for all major US exchanges. Mutual funds information, company news and industry news. All quotes delayed 15-20 minutes.

o Nightlife: Movie listings and showtimes by city and state or zip code, by theater and movie title; movie reviews. Classical and performing arts events by date, genre and venue. Restaurant reviews and listings by restaurant name and city and state or zip code, by cuisine type and neighborhood. * If listing found in Zagat database, information includes street address, cross-street, neighborhood, phone number, hours of operation, cuisine rating, decor rating, service rating, average cost per person, and review. If not found, only the name, street address and phone number of the restaurant are provided. Bar and club information (limited to name, city and state of location, address, neighborhood, phone number, hours of operation, category/type, review and description) by name after city and state provided, category/type or neighborhood.


PLATINUM PACKAGE

Users have access to all Gold content and applications, with the addition of 24/7 access to a live operator, referred to hereafter as "Mobile Concierge". Mobile Concierge provides users with a much broader spectrum of information services via live operator, with operators equipped with a more robust set of content and resources to draw from, as well as the autonomy to perform offline labor on behalf of the caller.

Phone Mail: all Gold services, plus Mobile Concierge provides the following PIM services:

o Calendar, Contact and Task Management - user-specified access to preferred calendar, contact and task management provider. This may come in the form of basic requests revolving around 3.0's Message Center, or management of all aspects of calendar and contacts through other Web-based profiled, personal, password-protected interface(s)/portal(s). User and operator have access to all calendar and contact entries, enabling operator to act on user's behalf and add, edit and delete appointments, contacts and tasks.

o Email transcription - correspondence from i3 Mobile Concierge email address sent on user's behalf (200 character limit).

     * No plans to integrate iNetNow calendar, address book, task manager and other web-based content - with the exception of call history.

Phone Fun: all Gold services, no additional services provided.

Instant Info: all Gold services, plus Mobile Concierge provides:

o    Travel:

o    Driving directions sent to phone via SMS or email address

o    Turn-by-turn driving directions

o    Estimated travel times, route distances

o    Alternate route suggestions for real-time traffic

o    Cross-street lookups

o    Train, subway, bus and mass transit schedules for most major cities

o Airline departure, arrival, status, gate information for any airline and airport in the world

o    * Ticket purchase not currently supported

o    Directory Assistance:

o Phone number and address of business or residential listing sent via SMS to phone, or email address

o Proximity/filtered directory searches (e.g.; "What's the closest dry cleaners to 181 Harbor Drive?")

o    Call-completion not currently supported

o News Center: more robust rest-of-story content, not limited to headlines and introductory paragraphs

o    Sports: more robust rest-of-story content

o    Weather: conditions, forecasts and severe alerts for any city in the world

o    Entertainment: more robust rest-of-story content

o    Nightlife:

o Restaurant, bar and club reviews and recommendations from a variety of online sources

o Reservations: confirmation sent via SMS, email, or call-back confirmation follow-up

o    Movie reviews, synopses and release dates

o    Theater amenities, show availability

o    Ticket purchases from "preferred" vendors

o Finance: more content, detailed company and industry information, access to reports, filings, etc.

o    Mobile Commerce: Monetary transaction completion

o Caller can house billing information with i3 Mobile, and can request and authorize the operator to make a purchase. Only vendors who offer a 30-day/100% money-back guarantee, a no-hassle return policy, online order tracking, a customer service department available through phone or email, and the option to bill and to ship to different addresses are considered "preferred" and in-scope.

o For example, purchasing a book from Amazon.com and shipping to user-specified address.

o Development requirement to offer users option to house credit card numbers, expiration dates, billing and shipping addresses, etc. in the Mobile Concierge Web module of 3.0.

o Trivia and other information: callers can request virtually any information accessible from the Web. Content overviews and anticipated popular uses in this document do not reflect the resources available, training and aptitude of Mobile Concierge operators to effectively field more obscure inquiries. For example:

o    Present water temperature at Bodega Bay, California

o    Title of song "sampled" in Janet Jackson's latest single

o    Blue book value of a 1992 Honda Civic DX Hatchback

o    Comparison Shopping:

o Lowest prices from thousands of web merchants, as well as stores with retail presence

o    Product reviews and availability

o    Purchases/monetary transaction completion from "preferred" vendors

o    Proximity searches

          For example, caller is at retail and wants to know if a particular stereo model can be purchased cheaper elsewhere. Operator performs business category directory search, finds stores carrying matching models, performs price comparison, relays results. Provides driving directions to alternate vendors. Also runs an online merchant vs. retail vendor query to find better deal

o    Event Information:

o    Concert and other live performance information

o    By venue, performer, city, date(s), etc.

o    Ticket-purchase from "preferred" vendors

Other Mobile Concierge Features

o Product/Service Coupling: multiple questions and answers on a single call. Concept behind Instant Info is the quick question/command, quick reply. Brevity should remain a cornerstone of Mobile Concierge, but services become more robust in this environment. For example, caller requests movie showtimes for a particular film at a theater; mentions he or she would also like a recommendation for a Thai restaurant in the area. Operator responds with all showtimes, simultaneously performs a search for Thai restaurants in area. Provides directory assistance, offers to make a reservation and driving directions to the restaurant from the theater.


Authentication

User authentication will be necessary for subscribers of either Gold or Platinum packages to ensure proper call handling and ensuing options. Authentication will come in two forms:

1. ANI - for callers already provisioned with a device (and corresponding phone/account number and PIN), who aren't roaming and are identifiable without being prompted for account information. If call ultimately routes to a live (backup or Mobile Concierge) operator, the call center should confirm caller identification if not already validated.

2. Account Number & PIN - for all other calls, users will step through an automated system prompting them for (a) account number, either via voice or by entering on keypad (b) PIN, either via voice or by entering on keypad.


Enhanced Services: Out-of-Scope

Mobile Concierge is designed to provide users with information quickly, keeping every call fluid and each caller satisfied by keeping air-time short and information accurate. The resources available to operators could certainly support in-depth research services and more traditional time-consuming concierge tasks, but in keeping with our "swift and accurate" strategy, leaving as little as possible to the operator's discretion, and simplified billing easily integrated with carrier partners - any services not meeting the general "air-time" and offline "not-ready" rules will be considered out-of-scope for the initial release. We should, however, make an effort to gauge the interest-level of our users to determine varying levels of service for subsequent releases. Examples of out-of-scope services include:

Compilation

Detailed lists and product comparisons, historic financial information, statistics. Extensive estimated time for completion. Examples include:

o    All the songs Bing Crosby recorded between 1949-1950

o    Contact phone numbers for the top 50 companies on the Fortune 500 list

Research

In-depth research on a particular subject. Extensive estimated time for completion. Examples include:

o    History: War of 1812. Background, battles, key people

o Science: Fuel cells. How they work, what they're used for, who invented them

Corporate Profiles

Background information on key executives, financial information, industry information, major competitors, contact information, company history. Extensive estimated time for completion.

                                   EXHIBIT 1.3
                                    OVERVIEW


To Be Provided

Confidential Information omitted where indicated by "[*]" and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                                  EXHIBIT 1.6A

Fee Schedule


     1. i3 Mobile will pay iNetNow on a per minute basis, receiving volume discounts, according to the following schedule:

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